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                                                                 EXHIBIT 23.2





                                                               29 August 1996



                       CONSENT OF INDEPENDENT ACCOUNTANTS



Ridgeview Limited (Irish Branch)
Tralee, the Republic of Ireland

We consent to the inclusion in the registration statement and prospectus to be filed on Form S-1 with the Securities and Exchange Commission (SEC) of our report on the audits of the Irish Branch of Ridgeview Limited dated 29 August 1996 for the years ended 31 December 1993, 1994 and 1995 and of references thereto and to ourselves as KPMG in the form and context in which they appear.



KPMG